SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------



                                   FORM 8-K/A


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): February 4, 2003

                         Commission file number: 0-15658

                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)

Delaware                                                              47-0210602
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)


1025 Eldorado Boulevard, Broomfield, Colorado                              80021
(Address of principal executive offices)                              (Zip Code)

                                 (720) 888-1000
              (Registrant's Telephone Number, Including Area Code)


                              --------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On February 4, 2003, Level 3 Communications, LLC, a Delaware corporation and indirect wholly-owned subsidiary of the Registrant, and Greenland Managed Services, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of the Registrant (together, the "Purchasers"), consummated the purchase of substantially all of the assets, and the assumption of certain of the liabilities, of Genuity Inc., a Delaware corporation, and certain subsidiaries of Genuity Inc. (the "Seller" or "Genuity"), which operate a telecommunications and internet services business. The transaction was consummated pursuant to the terms of an Asset Purchase Agreement, dated as of November 27, 2002, as amended (the "Asset Purchase Agreement"), among the Registrant, the purchasers and the Sellers.


     This Current Report on Form 8-K/A of Level 3 Communications, Inc. ("Level 3"), amends the Current Report on Form 8-K of Level 3 Communications, Inc. dated February 13, 2003 to include (i) as required by Item 7(a) Financial Statements of Businesses Acquired, consolidated financial statements of Genuity as of December 31, 2001 and December 31, 2000 and for each of the years ended December 31, 2001, 2000 and 1999 and the unaudited interim consolidated financial statements of Genuity as of September 30, 2002 and for the nine months ended September 30, 2002 and 2001 and (ii) as required by Item 7(b) Pro Forma Financial Information, unaudited pro forma combined condensed financial statements of Level 3 Communications, Inc. as of September 30, 2002 and for the nine months ended September 30, 2002 and the year ended December 31, 2001 giving effect to the Genuity transaction.

     The audited consolidated financial statements of Genuity as of and for the period ending December 31, 2002 are not available at the time of this filing. The Company expects to include these financial statements in a subsequent 8-K/A filing when they become available.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED:

     I. Genuity Inc. financial statements as of December 31, 2001 and December 31, 2000 and for each of the three years in the period ended December 31, 2001 (included herein as Exhibit 99.3).

     II.  Genuity  Inc.  unaudited  interim  consolidated   condensed  financial
          statements as of September 30, 2002 and for the nine months ended September 30, 2002 and 2001 (included herein as Exhibit 99.4).

(b)  PRO FORMA FINANCIAL INFORMATION.

     UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS OF LEVEL 3
                              COMMUNICATIONS, INC.

     The following Unaudited Pro Forma Combined Condensed Balance Sheet of Level 3 Communications, Inc. as of September 30, 2002 and the Unaudited Pro Forma Combined Condensed Statements of Operations of Level 3 Communications, Inc. for the nine months ended September 30, 2002 and the year ended December 31, 2001 give effect to the Genuity transaction. The pro forma financial statements account for the Genuity transaction under the purchase method of accounting.

     The Unaudited Pro Forma Combined Condensed Balance Sheet assumes the Genuity transaction occurred on September 30, 2002. The Unaudited Pro Forma Combined Condensed Statements of Operations for the nine months ended September 30, 2002 and the year ended December 31, 2001 assume the Genuity transaction occurred on January 1, 2001. The unaudited pro forma financial data is based on the historical consolidated financial statements of Level 3 Communications, Inc. and the historical consolidated financial statements of Genuity and under the pro forma assumptions and adjustments set forth in the accompanying explanatory notes.

     The Genuity  transaction  has been accounted for as an acquisition by Level
3. As Level 3 is considered the accounting acquiror, the historical basis of Level 3's assets and liabilities were not affected by the Genuity Inc. transaction, with the exception of revenue and deferred revenue attributable to transactions between Genuity and Level 3 executed in periods prior to the acquisition of Genuity by Level 3. For purposes of developing the Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 2002, the acquired current assets and assumed liabilities of Genuity have been recorded at their estimated fair values. The values assigned in these pro forma financial statements are preliminary and represent management's best estimate of current values which are subject to revision. The preliminary values assigned to the intangible assets includes a significant customer contract and a related obligation for which a contingency exists. The preliminary values assigned to these items were based on estimates which could significantly impact the final purchase price allocation. Level 3 acquired the assets and assumed the liabilities of Genuity while Genuity was protected under Chapter 11 of the U.S. Bankruptcy Code. Under the terms of the Asset Purchase Agreement, Level 3 has the option to reject certain customer and vendor contracts for up to three months following the purchase date. Management currently knows of no events or circumstances other than those disclosed in these pro forma notes that would require a material change to the preliminary purchase price allocation. However, a determination of required purchase accounting adjustments will be made upon the completion of a study to be undertaken by Level 3 in conjunction with an independent valuation firm, to determine the value of certain of Genuity Inc.'s assets, including identifiable intangible assets, and liabilities. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial data and the date of the Genuity Inc. transaction. See Note (c) to Unaudited Pro Forma Combined Condensed Balance Sheet.

     Under the terms of the Asset Purchase Agreement, the purchase price paid by the Purchasers was approximately $137 million (the "Purchase Price"), of which
(a) approximately $117 million was paid to the Sellers in cash, and (b) $20 million was placed in escrow to fund any indemnification claims pursuant to the terms of the Asset Purchase Agreement.

     The Purchase Price was calculated using an agreed base price as of November 27, 2002 of approximately $242 million, which was reduced by (a) approximately $13 million relating to the actual timing of the closing, (b) approximately $65 million, representing the maximum amount of payments the Purchaser may later make to cover the rejection claims of creditors in the Sellers' bankruptcy case,
(c) and approximately $27 million, representing the estimated severance amount payable to certain of Sellers' former employees whose employment could be terminated, which will be expensed as incurred by Level 3. Of the Purchase Price, approximately $60 million represents cash consideration paid to Sellers, and approximately $77 million represents cash payments related to assumed network obligations. The Purchasers financed the entire amount of the Purchase Price from cash on hand.

     The Asset Purchase Agreement also provides for post-closing Purchase Price adjustments related to the amount of (a) annualized recurring revenue, (b) various prepaid items and deposits, (c) property taxes payable on purchased property, (d) severance payments to certain of the Sellers' former employees and
(e) an adjustment based on the aggregate dollar value of rejection claims in the Sellers' bankruptcy estate. No amounts have been recorded in the Pro Forma information related to post-closing adjustments. These adjustments are expected to be identified within 120 days following the acquisition date.

     The assets acquired under the Asset Purchase Agreement include real estate and leases comprising office space, and space used for equipment related to the telecommunications and Internet services business of Sellers. Purchaser intends to continue substantially the same uses of these assets going forward.

     The  distressed   financial  condition  of  Genuity  has  resulted  in  the
deterioration  of its  recurring  revenue  base.  Level 3 expects  revenue to be significantly below historical results reported by Genuity in the Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 2001 and nine months ended September 30, 2002, as a result of these customers disconnecting service. The Company also expects to reject certain customer contracts that will also result in a decrease in revenue. Level 3 intends to review the synergies of the combined business, which may result in a plan to realign or reorganize certain of Genuity s existing operations. The costs of implementing such a plan, if it were to occur, have not been reflected in the accompanying pro forma financial statements. The impact of a potential realignment, assuming such a plan were in place at the consummation date of the Genuity transaction, could increase or decrease the amount of long-lived assets recognized by Level 3 in accordance with Emerging Issues Task Force No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination." The Unaudited Combined Condensed Statements of Operations exclude any benefits that may result from synergies that may be derived, or the elimination of duplicative efforts. Level 3 expects to reduce its combined workforce by approximately 800 employees during the next twelve months and may incur significant severance costs as these reductions occur. The costs associated with these future workforce reductions have not been included in the Unaudited Pro Forma Combined Condensed Statements of Operations.

     Management believes that the assumptions used provide a reasonable basis on which to present the unaudited pro forma financial data. The unaudited pro forma financial data may not be indicative of the financial position or results that would have occurred if the Genuity transaction had been in effect on the dates indicated or which may be obtained in the future.

     The unaudited pro forma financial data should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto for Level 3 Communications, Inc., and the historical consolidated financial statements and accompanying notes thereto for Genuity incorporated by reference to this Current Report on Form 8-K/A.



                                            LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES
                                         UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                                       AS OF SEPTEMBER 30, 2002


                                                        HISTORICAL              HISTORICAL              PRO FORMA         PRO FORMA
(dollars in millions, except per share data)            LEVEL 3(a)              GENUITY(a)              ADJUSTMENTS       LEVEL 3

Assets
Current Assets
                                                                                                       $ (938)   b
      Cash and cash equivalents                                   $ 963               $ 938              (144)  c1            $ 819
      Restricted cash and securities                                541                  26               (26)   b              541
      Accounts receivable, net                                      443                 138              (138)   b              443
                                                                                                          (50)   b
      Other                                                         121                  50                13   c2              134
                                                                  -----               -----             -----                 -----
Total Current Assets                                              2,068               1,152            (1,283)                1,937

                                                                                                         (751)   b
Property, Plant and Equipment, net                                6,360                 751               259   c3            6,619

                                                                                                          (22)   b
Goodwill and Intangibles, net                                       375                  22               131   c4              506

                                                                                                          (18)   b
Other Assets, net                                                   291                  18                42   c5              333
                                                                  -----               -----             -----                 -----
                                                                $ 9,094              $1,943           $(1,642)               $9,395
                                                                =======              ======           =======                ======

Liabilities and Stockholders' Deficit
Current Liabilities:
      Accounts payable                                            $ 560               $ 139            $ (139)   b            $ 560
      Current portion of long-term debt                              12                   -               121   c6              133
      Short-term obligations, including $2.8 billion
      of debt in default as of September 30, 2002                     -               2,987            (2,987)   b                -
      Accrued payroll and employee benefits                         173                  16               (16)   b              173
                                                                                                         (121)   b
      Deferred revenue                                              158                 121                (4)  c7              154
                                                                                                         (291)   b
      Other                                                         308                 291                41   c8              349
                                                                  -----               -----             -----                 -----
Total Current Liabilities                                         1,211               3,554            (3,396)                1,369

                                                                                                         (297)   b
Long-Term Debt, less current portion                              6,385                 297               188   c6            6,573

                                                                                                          (72)  c7
Deferred Revenue                                                  1,291                   -                 6   c9            1,225

Accrued Reclamation Costs                                            92                   -                 -                    92

                                                                                                         (115)   b
Other Liabilities                                                   369                 115                21   c10             390

Stockholders' Deficit:
      Common stock                                                    4                   -                 -                     4
      Additional paid-in capital                                  5,939               6,109            (6,109)   b            5,939
      Accumulated other comprehensive loss                         (125)                 (2)                2    b             (125)
      Accumulated deficit                                        (6,072)             (8,130)            8,130    b           (6,072)
                                                                 ------              ------             -----                ------
Total Stockholders' Deficit                                        (254)             (2,023)            2,023                  (254)
                                                                  -----              ------             -----                 -----
                                                                $ 9,094             $ 1,943          $ (1,642)               $9,395
                                                                =======             =======          ========                ======


        See Notes to Unaudited Pro Forma Combined Condensed Balance Sheet

                          LEVEL 3 COMMUNICATIONS, INC.

          NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                  (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)

(a) These columns reflect the historical balance sheets of the respective companies. Certain reclassifications have been made to the combined historical financial statements of Genuity to conform to the presentation expected to be used by Level 3.

(b) This entry removes the Genuity assets and liabilities not included in the Asset Purchase Agreement.

(c) This entry reflects the preliminary allocation of the purchase price to identifiable net assets acquired and liabilities assumed.

(c1) Cash consideration paid for acquisition. Includes $7 million of transaction costs.
(c2) Miscellaneous prepaid assets assumed in the acquisition.
(c3) Adjustment to reflect value of Genuity property, plant and equipment received in acquisition which have estimated useful lives of 2 to 40 years.
(c4) Adjustment to reflect value of intangible assets associated with customer contracts and relationships acquired in transaction which have estimated useful lives of 3 to 5 years based on preliminary estimates. The preliminary purchase price did not result in any goodwill.
(c5) Adjustment to reflect certain corporate facilities acquired in the transaction as available for sale and other noncurrent assets.
(c6) Adjustment to reflect current and noncurrent portions of assumed capital lease obligations.
(c7) Adjustment to remove Level 3 deferred revenue attributable to Genuity contracts which existed prior to the transaction.
(c8) Adjustment to reflect current obligations assumed in the acquisition.
(c9) Adjustment to reflect deferred revenue obligations assumed in the acquisition based on estimated incremental costs to provide service plus a normal profit margin.
(c10)Adjustment to reflect other noncurrent obligations assumed in the acquisition.



                                             LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES
                                     UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                                  FOR THE YEAR ENDED DECEMBER 31, 2001


                                                         HISTORICAL     HISTORICAL      INTER-COMPANY      PRO FORMA       PRO FORMA
(dollars in millions, except per share data)              LEVEL 3(a)    GENUITY(a)       ADJUSTMENTS       ADJUSTMENTS      LEVEL 3

Revenue                                                   $ 1,533        $ 1,220          $  (6)  b        $  (8)  c        $ 2,739

Costs and Expenses:
      Cost of revenue                                         742          1,322             (6)  b          (12)  c          2,046
                                                                                                              (6)  c
                                                                                                             (41)  d
                                                                                                            (469)  e
      Depreciation and amortization                         1,122            475              -              117   f          1,198
      Selling, general and administrative                   1,297            575              -              (10)  c          1,862
      Restructuring and impairment charges                  3,353          2,757              -           (2,717)  g          3,393
                                                            -----          -----          -----           ------              -----
        Total costs and expenses                            6,514          5,129             (6)          (3,138)             8,499
                                                            -----          -----          -----           ------              -----

Loss from Operations                                       (4,981)        (3,909)             -            3,130             (5,760)

Other Income (Expense):
      Interest income                                         161              -              -                -                161
                                                                                                               1  c
                                                                                              -               49  h
      Interest expense                                       (646)           (50)                            (41) i            (687)
      Other, net                                               18              3              -               (3) c              18
                                                            -----          -----          -----            -----              -----
        Total other expense                                  (467)           (47)             -                6               (508)
                                                            -----          -----          -----            -----              -----

Loss from Continuing Operations Before Income Tax
                                                           (5,448)        (3,956)             -            3,136             (6,268)

Income Tax Benefit (Expense)                                    -             (4)             -                -                 (4)
                                                            -----          -----          -----            -----              -----


Net Loss from Continuing Operations                       $(5,448)       $(3,960)          $  -           $3,136            $(6,272)
                                                          =======        =======          =====           ======            =======


Earnings (Loss) Per Share of Level 3 Common Stock
(Basic and Diluted):
      Continuing operations                               $(14.58)                                                          $(16.78)
                                                          =======                                                           =======

Weighted Average Shares Outstanding used to Compute
Basic and Dilutive Earnings Per Share
 (in thousands)                                            373,792                                                          373,792
                                                           =======                                                          =======


   See Notes to Unaudited Pro Forma Combined Condensed Statement of Operations


                                             LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES
                                     UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

                                                                                        INTER-COMPANY
                                                         HISTORICAL     HISTORICAL       ADJUSTMENTS       PRO FORMA       PRO FORMA
(dollars in millions, except per share data)              LEVEL 3(a)    GENUITY(a)                         ADJUSTMENTS      LEVEL 3

Revenue                                                   $ 2,203          $ 776             (5)  b            -            $ 2,974

Costs and Expenses:
      Cost of revenue                                       1,389            808             (5)  b            -              2,192
                                                                                                            (224)  e
      Depreciation and amortization                           601            224              -               88   f            689
      Selling, general and administrative                     726            272              -                -                998
      Restructuring and impairment charges                     50          1,134              -           (1,128)  g             56
                                                            -----          -----          -----           ------              -----
        Total costs and expenses                            2,766          2,438             (5)          (1,264)             3,935
                                                            -----          -----          -----           ------              -----

Loss from Operations                                         (563)        (1,662)             -            1,264               (961)

Other Income (Expense):
      Interest income                                          23              -              -                -                 23
                                                                                                              99   h
      Interest expense                                       (414)           (99)             -              (32)  i           (446)
      Other, net                                               79             (3)             -                -                 76
                                                            -----          -----          -----            -----              -----

                                                                                                               -
        Total other income (expense)                         (312)          (102)             -               67               (347)
                                                            -----          -----          -----            -----              -----

Loss from Continuing Operations Before Income Tax
                                                             (875)        (1,764)             -            1,331             (1,308)

Income Tax Benefit (Expense)                                   119            (3)             -                -                116
                                                             -----         -----          -----            -----              -----



Net Loss from Continuing Operations                        $ (756)       $(1,767)          $  -          $ 1,331            $(1,192)
                                                          =======        =======        =======          =======            =======


Loss Per Share of Level 3 Common Stock
 (Basic and Diluted):
      Continuing operations                               $ (1.89)                                                          $ (2.98)
                                                          =======                                                           =======

Weighted Average Shares Outstanding used to Compute
Basic and Dilutive Earnings Per Share
 (in thousands)                                            400,371                                                           400,371
                                                           =======                                                           =======


   See Notes to Unaudited Pro Forma Combined Condensed Statement of Operations

                          LEVEL 3 COMMUNICATIONS, INC.

                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENTS OF OPERATIONS

(a) These columns reflect the historical statements of operations of the respective companies.

(b) Adjustment reflects the elimination of historical intercompany sales transactions between Level 3 and Genuity.

(c) In August 2002, Genuity elected to stop providing funding to Integra, a company in which Genuity owned 93% of the common stock. Integra subsequently filed for bankruptcy in France and the court approved the liquidation of the Company in October 2002. This adjustment removes Integra's results of operations from the Pro Forma Statement of Operations for the year ended December 31, 2001. Integra's results were classified as discontinued by Genuity for the nine months ended September 30, 2002.

(d) Level 3 incurred goodwill amortization expense of approximately $41 million for the year ended December 31, 2001. Effective January 1, 2002, Level 3, in accordance with the provisions of SFAS No. 142, no longer amortized goodwill. This adjustment removes the goodwill amortization from the Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 2001.

(e) Remove historical depreciation and amortization expense attributable to Genuity (after Integra adjustment in 2001.)

(f)  Record  depreciation and  amortization  expense for tangible and intangible
     assets  obtained  in  acquisition  based  on  preliminary   purchase  price
     allocation.

(g) In 2001 and 2002, Genuity recorded impairment charges related to deployed assets, assets held for sale, goodwill and intangibles, as well as lease termination charges for abandoned facilities. This adjustment eliminates these charges as Level 3 has reflected the assets at or below their fair value and is not assuming the lease obligations for the abandoned facilities. Genuity also recorded restructuring charges for workforce reduction initiatives in 2001 and 2002. These amounts have not been removed from the pro-forma statements of operations.

(h) Remove historical interest expense attributable to Genuity (after Integra adjustment in 2001.)

(i) Record interest expense to reflect interest attributable to the capitalized leases assumed in the transaction. The interest rate on the capitalized leases have been adjusted to reflect rates available to Level 3 for debt obligations with similar terms and features.

(j) The pro forma combined condensed financial statements reflect a preliminary allocation to tangible assets, liabilities and other intangible assets. The final purchase price allocation may result in different allocations for tangible and intangible assets than that presented in these pro forma combined condensed financial statements. Adjustments to these assets would also affect depreciation and amortization expense. A $50 million adjustment to the value assigned to the long-lived tangible and intangible assets would result in a $14 change in depreciation and amortization expense per year based on the weighted average life (approximately 3.5 years) of the assets obtained in the acquisition.

ITEM 7(C).  EXHIBITS.

Exhibit
Number         Description
------         -----------

23.1 Information regarding consent of Arthur Andersen LLP with respect to Level 3 Communications Inc.

23.2 Information regarding consent of Arthur Andersen LLP with respect to Genuity Inc.

99.1 Level 3 Communications, Inc. and subsidiaries consolidated financial statements for the years ended December 31, 2001, 2000 and 1999 (incorporated by reference to the Level 3 Communications, Inc Annual Report on Form 10-K/A for the year ended December 31, 2001).

99.2 Level 3 Communications, Inc. and subsidiaries unaudited interim financial statements for the nine months ended September 30, 2002 and 2001 (incorporated by reference to the Level 3 Communications, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30,
          2002).

99.3 Genuity Inc. and subsidiaries consolidated financial statements for the years ended December 31, 2001, 2000 and 1999 (incorporated by reference to the Genuity Inc. Annual Report on Form 10-K for the year ended December 31, 2001).

99.4 Genuity Inc. and subsidiaries unaudited interim financial statements for the nine months ended September 30, 2002 and 2001 (incorporated by reference to the Genuity Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           Level 3 Communications, Inc.



Dated: April 21, 2003                      /s/ Eric J. Mortensen
                                           Eric J. Mortensen
                                           Vice President, Controller and
                                           Principal Accounting Officer

                                                                    Exhibit 23.1

              Information Regarding Consent of Arthur Andersen LLP


     Section 11(a) of the Securities Act of 1933, as amended (the "Securities Act"), provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.

     Level 3  Communications, Inc.  ("Level 3")  dismissed  Arthur  Andersen LLP
("Andersen") as its independent auditors, effective June 14, 2002. For additional information, see Level 3's Report on Form 8-K dated June 21, 2002. After reasonable efforts, Level 3 has been unable to obtain Andersen's written consent to the incorporation by reference into Level 3's registration statements on Forms S-3 (File Nos. 333-53914, 333-91899, 333-68887 and 333-71713) and on
Forms S-8 (File Nos. 333-79533,  333-42465,  333-68447, 333-58691 and 333-52697)
(collectively the "Registration Statements") of Andersen's audit report with respect to Level 3's consolidated financial statements as of December 31, 2001 and for the two years in the period then ended. Under these circumstances, Rule 437a under the Securities Act permits Level 3 to file this Form 8-K/A, without a written consent from Andersen. As a result, with respect to transactions in Level 3 securities pursuant to the Registration Statements that occur subsequent to the date this Form 8-K/A is filed with the Securities and Exchange Commission, Andersen will not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Andersen or any omissions of a material fact required to be stated therein. Accordingly, you would be unable to assert a claim against Andersen under Section 11(a) of the Securities Act.

                                                                    Exhibit 23.2

              Information Regarding Consent of Arthur Andersen LLP

     Section 11(a) of the Securities Act of 1933, as amended (the "Securities Act"), provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.

     Genuity, Inc. ("Genuity") dismissed Arthur Andersen LLP ("Andersen") as its independent auditors, effective April 4, 2002. For additional information, see Genuity's Report on Form 8-K dated April 5, 2002. After reasonable efforts, Genuity has been unable to obtain Andersen's written consent to the incorporation by reference into Genuity's registration statements on Forms S-8 (File Nos. 333-73708 and 333-54524) (collectively the "Registration Statements") of Andersen's audit report with respect to Genuity's consolidated financial statements as of December 31, 2001 and for the two years in the period then ended. Under these circumstances, Rule 437a under the Securities Act permits Level 3 to file this Form 8-K/A, without a written consent from Andersen. As a result, with respect to transactions in Level 3 securities pursuant to the Registration Statements that occur subsequent to the date this Form 8-K/A is filed with the Securities and Exchange Commission, Andersen will not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Andersen or any omissions of a material fact required to be stated therein. Accordingly, you would be unable to assert a claim against Andersen under Section 11(a) of the Securities Act.